Listing Report:Supplement No. 166 dated Feb 10, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 369658
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.70%	Starting borrower rate/APR:	23.70% / 25.99%	Starting monthly payment:	$156.30

Auction yield range:	8.06% - 22.70%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1996	Debt/Income ratio:	25%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	3	Current / open credit lines:	5 / 4	Length of status:	4y 5m
Credit score:	700-719 (Feb-2010)	Total credit lines:	59	Occupation:	Civil Service
Now delinquent:	1	Revolving credit balance:	$4,557	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	56%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	19
Screen name:	kcappuccio	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high interest debt
Purpose of loan:
This loan will be used to completely pay off a high interest credit card debt so?as to?better manage my finances.? I am stuck in a cycle that will not allow me to pay down this debt - the interest rate is at 29.99%.? Last month my payment of $175 was?impacted by a?$116 finance charge.? At this rate it will take 28 years to pay off the credit card!!? This prosper loan will help raise my credit score to where I feel it should be because I will have no longer have any credit card debt.

My financial situation:
I am a good candidate for this loan because I am highly motivated to take control and pay down my existing debt.? I am?a hard-working individual with a stable source of income and a steady paycheck.? I am simply looking to spend less in finance charges per month and work towards eliminating the outstanding balance at a faster pace.

Monthly net income: $ 2700

Monthly expenses: $ 1917
??Housing: $?1052
??Car payment: $ 360
??Fuel: $45
??Utilities: $?85
??Phone, cable, internet: $ 100
??Food, groceries, entertainment: $ 200
??Clothing, toiletries, household expenses $?75
??Credit cards and other loans: Will be paying the only?one left?with the Prosper loan =?approx. balance $4000
??Other expenses: $ Negligible

Amount available to pay Prosper loan = $783 ($2600 - $1917)

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 438286
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 23.33%	Starting monthly payment:	$75.43

Auction yield range:	8.06% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1997	Debt/Income ratio:	3%
Basic (1-10):	9	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-10):	3	Current / open credit lines:	6 / 1	Length of status:	0y 7m
Credit score:	660-679 (Jan-2010)	Total credit lines:	39	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	1/ 1	Homeownership:	No
Delinquencies in last 7y:	9
Screen name:	jokerj006	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	2 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	680-699 (Dec-2009) 660-679 (Aug-2009) 740-759 (Jul-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	2
Description
to rebuild credit
Purpose of loan:

I had to file bankruptcy because of some bad business debts that I personally guaranteed. I have a long history of excellent credit and still have a credit card through my bank. My credit score is back to the?upper 600?s months after bankruptcy. I want to obtain this loan to establish credit for an installment loan and raise my credit score.? Thank you
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446082
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 9.34%	Starting monthly payment:	$286.20

Auction yield range:	3.06% - 8.00%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2001	Debt/Income ratio:	8%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	13 / 12	Length of status:	3y 1m
Credit score:	840-859 (Jan-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$26,244	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	24%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	top-terrific-currency	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Build an emergency nest egg!
Purpose of loan:
Hi, I really need to create an emergency nest egg.???? My goal is place this money in a "CD Ladder".?? A portion of these funds also will be used to pay off my credit card bills.

I plan to start using "cash/ debit cards" from this month.?? So I don't have to worry about credit card bill payment, and also lower my monthly expenses (cell phone, cable tv,? eating out etc.).

I am hoping to repay this loan in monthly installments within 2 years.

Thanks!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446106
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$82.08

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1980	Debt/Income ratio:	17%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	11 / 8	Length of status:	12y 5m
Credit score:	740-759 (Feb-2010)	Total credit lines:	39	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dedication-taco	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off loans
Purpose of loan:
This loan will be used to? pay of a couple of loans

My financial situation:
I am a good candidate for this loan because? i pay my bills on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446112
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.24%	Starting borrower rate/APR:	31.24% / 33.64%	Starting monthly payment:	$345.07

Auction yield range:	11.06% - 30.24%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1992	Debt/Income ratio:	43%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	3	Current / open credit lines:	9 / 9	Length of status:	3y 10m
Credit score:	720-739 (Feb-2010)	Total credit lines:	27	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$36,939	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	strive2	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	720-739 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	720-739 (Jul-2009) 720-739 (May-2009) 740-759 (May-2008)
Principal balance:	$7,835.46	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Capital for a Business Venture
Purpose of loan:
This loan will be used to?
Start a home based business. I will use this Capital to further my education in my new Venture. I plan on attending a seminar this march for further education in this field. My plan is to be able to purchase at least $100,000 in delinquent credit card loans from various banks. With the purchase of this delinquent credit cards loans, my goal is to have bought them for pennies on the dollar and in turn get at least half of the amount due back from the clients.
My financial situation:
I am a good candidate for this loan because? I am hard working and a trustworthy.. I?am sure that ?with this start up funding I will be able to move forward in this business venture. As. with every loan, there is risk, but I want the valued Investors to know I am a Safe Bet... I want to give you my Thanks for your consideration.?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446130
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	11.06% - 34.00%	Estimated loss impact:	10.87%
Lender servicing fee:	1.00%	Estimated return:	23.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1992	Debt/Income ratio:	24%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	11 / 11	Length of status:	1y 3m
Credit score:	640-659 (Feb-2010)	Total credit lines:	18	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$34,969	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bold-moola-river	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
High APR Relief
Purpose of loan:
This loan will be used to... consolidate credit cards I used to set up home for me and my kids after my recent divorce, which increased from 8.9% to 29.99% when I chose not to opt out by closing my cards in September.?When my interest rates jumped, my payments jumped and a quarter of my expenses every month go straight to my cards, instead of my kids and necessities.
My financial situation:
I am a good candidate for this loan because? My median credit score is a 698 (Feb. 8) so I'm guessing the low one showed here.? I have no late payments and?no collections;? I pay my bills on time.? My score would be higher if my balances decreased every time I made a payment instead of going to interest.? I just would prefer to spend all this interest money on my kids' needs.? I was a stay-home mom for 10 years and owned 3 homes with my ex.? He lives in our big house and kept the other 2 as rental properties, and all the financial responsibilities are legally his.? Unfortunately, I am still on all 3 mortgages (1st & 2nd's and home equity line) until next February, so I do not qualify for a consolidation or basically any credit at all until I am removed from those properties because I'm technically liable for the monthly payments (my expense), even though they are not my responsibility and he pays them religiously.? I am frugal, and dedicated to the quality of my kids' lives and am looking for alternative lending in the meantime.

Monthly net income: $ 4688

Monthly expenses: $ 4285 (currently!)
??Housing: $ 1900
??Insurance: $ 104
??Car expenses: $ 396
??Utilities: $ 200
??Phone, cable, internet: $ 85
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1000?currently
??Other expenses: $ 200 gas
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446136
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 23.33%	Starting monthly payment:	$132.01

Auction yield range:	8.06% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2001	Debt/Income ratio:	29%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	10 / 9	Length of status:	2y 5m
Credit score:	660-679 (Feb-2010)	Total credit lines:	17	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$10,896	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	chris84058	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	620-639 (Jun-2008) 580-599 (Jan-2008)
Principal balance:	$1,841.87	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Going back to Summer School
Purpose of loan:
This loan will be used to? Go back to school. I want that DIPLOMA!

My financial situation:
I am a good candidate for this loan because? I have a great car that is paid off, never late on any payments(rent, utilities, cc...)

Monthly net income: $
38000 +
Monthly expenses: $
??Housing: $ 350
??Insurance: $ 24
??Car expenses: $ 50 gas
??Utilities: $ 25
??Phone, cable, internet: $ included w rent
??Food, entertainment: $ 150
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 300
??Other expenses: $ 150 for whatever :)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446148
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1974	Debt/Income ratio:	17%
Basic (1-10):	1	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	6 / 5	Length of status:	2y 9m
Credit score:	720-739 (Jan-2010)	Total credit lines:	11	Occupation:	Executive
Now delinquent:	1	Revolving credit balance:	$1,069	Stated income:	$50,000-$74,999
Amount delinquent:	$216	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	euro-triumph	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expansion of Current Business
The purpose of this loan is to expand my existing business. I want to possibly move to a larger space, where we can offer more choices to our clientele. We are currently working on new products that will add to our current faithful customer base; these products will appeal to a different demographic. I also want to expand the offerings made on our website.

I am well-qualified for this loan. I have already made plans in anticipation of this loan, in order to ensure monthly payments will be made easily. (We are almost finished paying off a similar loan for twice as much in 6 months.) The store has consistently been profitable year-to-year. The store is well-established, has a faithful, diversified customer base and is located in a prominent community. I have over 13 years in the specialty gift store industry. Currently, I offer well-known brands of candles and bath & body such as Thymes, Votivo, Lafco, Seda France, Pre de Provence, Archipelago, Trapp, Illume and more. I also stock home decor and gifts by Oscar de la Renta, Sid Dickens, Fringe Studios, Patience Brewster/Krinkles, Department 56 and more.

Thank you for your taking the time to read this. I hope you found a great investment here to which you can lend confidently.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446154
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,300.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$114.40

Auction yield range:	8.06% - 14.00%	Estimated loss impact:	8.31%
Lender servicing fee:	1.00%	Estimated return:	5.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1996	Debt/Income ratio:	49%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	8 / 7	Length of status:	0y 11m
Credit score:	700-719 (Feb-2010)	Total credit lines:	36	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,624	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	80%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	peace-relief9	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wife needs a car to commute to work
Purpose of loan:
This loan will be used to purchase a vehicle for my wife to commute back and forth to work.?

My financial situation:
I am a good candidate for this loan because I've never missed a payment on a debt obligation.

Monthly net income: $ 4,500.00

Monthly expenses: $ 2,625
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446178
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$104.00

Auction yield range:	4.06% - 14.00%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	11.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-10):	2	Current / open credit lines:	9 / 9	Length of status:	11y 1m
Credit score:	760-779 (Feb-2010)	Total credit lines:	33	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$117,168	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kind-efficient-credit	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bookkeeping/Tax Office- A+ Borrower

Purpose of loan:
I am an accountant. This loan will be used to hire independent contractors during the tax season and expand my bookeeping practice after tax season. My financial situation:
I am a good candidate for this loan because I have been an Accountant?since 1997. I am now running my own?Accounting practice as a sole practitioner. I have?NEVER been late on any payments. ?I am certain the cash flow will come since my business is a recession proof industry.??I am also very conservative by nature and training.

My outstanding debt is

Home Equity Line of Credit: (Remodeled in 2006)
$54,000 +/-

Credit Card:( Start up Capital for Business)
$44,000 +/-

Credit Card: (Car Purchase)
$19,000 +/-

Monthly Expenses:

Mortgage and HELOC?PITI :1,800
Car Payment: 560
Phones:250
Utilities:100
Food:400
Credit Card: 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446200
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	24.58%	Starting borrower rate/APR:	25.58% / 27.89%	Starting monthly payment:	$300.50

Auction yield range:	8.06% - 24.58%	Estimated loss impact:	9.09%
Lender servicing fee:	1.00%	Estimated return:	15.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1984	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Self-employed
Enhanced (1-10):	1	Current / open credit lines:	10 / 8	Length of status:	10y 11m
Credit score:	780-799 (Feb-2010)	Total credit lines:	46	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$54,527	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	proud-vigilance4	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need cash while home is for sale
I spent over a year building my dream home overlooking Lake of the Ozarks. While building the house the recession began and I found my 2009 income fall below what is required to service the mortgage. I took a chance building a grand house but my timing could not have been worse. The house is for sale and may be seen at www.thebeautifulrock.com I will down size to a house paid for with cash from the sale of this home. I would appreciate your help.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446202
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$351.57

Auction yield range:	11.06% - 15.00%	Estimated loss impact:	10.34%
Lender servicing fee:	1.00%	Estimated return:	4.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2007	Debt/Income ratio:	17%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	6 / 5	Length of status:	2y 1m
Credit score:	720-739 (Feb-2010)	Total credit lines:	10	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,600	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	26%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	falabee	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 100% )	720-739 (Latest)
Principal borrowed:	$4,500.00	< mo. late:	0 ( 0% )	720-739 (Jul-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	3
Description
Buying Customer Return Merchandise
Purpose of loan:
This loan will be used to expand a business selling customer returned items on ebay and craigslist. I have a reliable warehouse source for customer returned merchandise. I have been buying items, mostly electronic, from the wholesaler and selling 90% of the merchandise on the local market, mostly craigslist. Items include ipods, cell phones, flat screen TVs, Nintendo game consoles, digital cameras etc. I am looking for capital to invest in buying merchandise in pallets that way I can get larger cash discounts and at the same time expand my market to include eBay. A good percentage of the merchandise that I purchase from this wholesaler is returned goods due to customer dissatisfaction and functions 100% and therefore sells very fast. Electronics goods move very fast I have turned my garage into a goods store where I will store the merchandise. I have attached a picture of what sample goods look like. It bears mentioning that this is my second loan here at Prosper, and I repaid my 1st loan in full.

My financial situation:
I am a good candidate for this loan because I am not currently burdened by a lot of monthly payments, I just finished paying off my vehicle, thanks to this business that I have been doing on the side, and my credit card debt is at a minimum. This is not something I am trying for the first time; I have been doing this for close to 2 years only on a smaller scale. I do not have even one late payment on my credit because I believe in making my payments on time! Not sure why Experian has my credit score as a D, please click here to view the report that prosper was able to pull from my credit. As you can see I have a 700+ credit score!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446212
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 24.23%	Starting monthly payment:	$45.26

Auction yield range:	8.06% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1971	Debt/Income ratio:	25%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	13 / 13	Length of status:	6y 7m
Credit score:	660-679 (Jan-2010)	Total credit lines:	53	Occupation:	Principal
Now delinquent:	1	Revolving credit balance:	$6,326	Stated income:	$75,000-$99,999
Amount delinquent:	$1,024	Bankcard utilization:	83%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	66
Screen name:	newest-tolerant-affluence	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buy back for retirement
Purpose of loan:
This loan will be used to?buy back 1 1/2 years of withdrawn funds from Georgia Teachers Retirement.? I took out 3 years and the cost to buy them back is 6200.?? I am saving and watching every penny I spend. I should only need the 1,200 requested to have my 6,200 needed to buy back my retirement. When I buy back my retirement, I will be able to help my parents who need assistance. Also, I will be working part time after retirement.

My financial situation:
I am a good candidate for this loan because I will be paying this back in 2010. I only need the amount for a short period of time. My credit score is not as good as it was at one time.? I had a small business that failed and I used personal credit to start the business. I have been working over the past few years to build my credit back up. The lateness and past dues on my credit report are from the failing business. I settled with each of these companies. There is still approximately 1,100 showing as outstanding, but I settled this account in 2005; I have not been able to get this corrected on my credit report as of yet. 2004--2005 was a horrible period of time. I did lose about everything I had due to the failing business. Since this time, I have worked to rebuild my credit. If you choose to bid on my loan request, I guarantee I will not let you down. Thank you.

Monthly net income: $ 4735.00

Monthly expenses: $
??Housing: $ 1600.00
??Insurance: $ 135.00
??Car expenses: $ 720.00????
??Utilities: $ 175.00
??Phone, cable, internet: $ 140.00
??Food, entertainment: $ 125.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 165.00
??Other expenses: $ 250.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446218
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1983	Debt/Income ratio:	Not calculated
Basic (1-10):	1	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	10 / 6	Length of status:	3y 8m
Credit score:	660-679 (Jan-2010)	Total credit lines:	24	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$15,655	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	innocent-income	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Purpose of loan:
This loan will be used to finish the swiming pool that was started three years ago, but was a victim of of a contractor taking my money.? I would like to finish my pool for my family to enjoy it for this summer.? I have been saving for the last three years but I do not have enough to get the new company to finish the job that was not completed.

My financial situation:
I am a good candidate for this loan because I have a no mortgage or rent to pay.? I have been working in the Credit Restoration field for the last three years, and I have other partime jobs.

Monthly net income: $ 6,000

Monthly expenses: $ 3,000
??Housing: $ 0
??Insurance: $ 120
??Car expenses: $?650
??Utilities: $ 200
??Phone, cable, internet: $ 120
??Food, entertainment: $?600
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446230
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1995	Debt/Income ratio:	8%
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	1	Current / open credit lines:	4 / 3	Length of status:	1y 11m
Credit score:	600-619 (Feb-2010)	Total credit lines:	47	Occupation:	Other
Now delinquent:	11	Revolving credit balance:	$878	Stated income:	$25,000-$49,999
Amount delinquent:	$5,788	Bankcard utilization:	250%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	26
Screen name:	wildernessnh	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	20 ( 91% )	600-619 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	2 ( 9% )	600-619 (Jan-2010) 520-539 (Jan-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Improving Credit One Step at a Time
Purpose of loan:
This loan will be used strictly as a credit bureau reporting tool.? In the past I had a loan through Prosper, which I just paid off.? Having the loan on my credit in good standing has helped boost my credit score and I would like to continue that process.? I do not currently use credit cards (I do have one for emergency, with no use or balance currently) or a car loan, so it would be beneficial for me to set up another loan on Prosper to keep the good monthly reporting going.? The majority of the money would sit in an online bank account with the Prosper loan being automatically drawn each month.? I would use a $325? to pay my remaining tuition bill for school.

My financial situation:
I am a good candidate for this loan because I have successfully paid off a previous Prosper loan (as well as have funded loans for others).? Although my credit may not be great, it is a picture of who I was 5 years ago, not today.? I am working towards creating a stable career and financial cushion.? In the last 3 years I have managed to pay off all credit card and auto debt (currently own my car with no payments), and continually work on satisfying additional bad debt collections.
My previous prosper loan was one of two loans (the second being a paid off car loan) I kept on my report to help build my credit score back up.?
After reviewing the credit report attached with this listing, I have plans to contact all credit bureaus to receive a copy of my report as there seems to be several inaccuracies.? I currently monitor my credit with MyFico.com and the information provided does not match what I review on a monthly basis and have used as a benchmark to help fix my credit score.

Monthly net income: $ 3333

Monthly expenses: $ 1287
??Housing: $ 750
??Insurance: $ Paid in full annually at $264
??Car expenses: $ 40 (gas)? No car loan
??Utilities: $ 100
??Phone, cable, internet: $ 75
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446248
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.58%	Starting borrower rate/APR:	26.58% / 28.91%	Starting monthly payment:	$1,015.01

Auction yield range:	8.06% - 25.58%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1966	Debt/Income ratio:	70%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-10):	3	Current / open credit lines:	9 / 8	Length of status:	13y 1m
Credit score:	780-799 (Feb-2010)	Total credit lines:	18	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$4,337
Amount delinquent:	$0	Bankcard utilization:	16%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	productive-dough	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting A Business
Purpose of loan:
This loan will be used to start a home based business.

My financial situation:
I am a good candidate for this loan because I have always paid past loans on time and have no debt.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446252
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.15%	Starting borrower rate/APR:	7.15% / 7.49%	Starting monthly payment:	$77.36

Auction yield range:	3.06% - 6.15%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2002	Debt/Income ratio:	3%
Basic (1-10):	10	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	13 / 11	Length of status:	2y 0m
Credit score:	800-819 (Jan-2010)	Total credit lines:	15	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	wizard750	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reinvesting back into Prosper
Purpose of loan:
This loan will be used to make more loans to Prosper borrowers.I am trying to test out my own lending skills and at this point? I am essentially allowing other bidders to invest into my listing (almost risk-free given my personal financial profile) and will reinvest every dollar back into loans to other Prosper borrowers. Currently I have around 20 loans I have invested in with a 100% success rate.

My financial situation:
I am a good candidate for this loan because I have no debt, have a six figure income, excellent credit, and plenty of collateral in the form of my personal assets and newly issued Prosper loans.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446254
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	29.85%	Starting borrower rate/APR:	30.85% / 33.24%	Starting monthly payment:	$128.76

Auction yield range:	11.06% - 29.85%	Estimated loss impact:	10.75%
Lender servicing fee:	1.00%	Estimated return:	19.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	42%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	11 / 10	Length of status:	2y 4m
Credit score:	680-699 (Jan-2010)	Total credit lines:	24	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$129,188	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	slk2000	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Please Help With My High Int. Loans
Purpose of loan:
This loan will be used to?payoff high interest Pay Day Loans. ? Due to a misunderstanding with our Lender regarding our property tax payment, the Lender has forced an escrow account.? My husband was out of the country to see a family member on an emergency and forgot to pay the property taxes.? When we received notification from the lender, we mailed a check right away.? The lender was not understanding and they forced an escrow account anyway!? The monthly mortgage payment increased by $600 a month. I had to take out Pay Day Loans to cover the increase in the mortgage payment.? Since then, our lender has modified our loan (not refinanced), and this has worked out fine.? We have set up payment plans for the Pay Day Loans since January, but the monthly payments are $638 a month. I'm afraid this will cost us our credit as we are not able to keep up with these payments.? If we can pay off these loans, we can get our lives back on track!
My financial situation:
I am a good candidate for this loan because?I always make my payments on time.?
Monthly net income: $3,100

Monthly expenses: $
??Housing: $2000
??Insurance: $200
??Car expenses: $60
??Utilities: $ 260
??Phone, cable, internet: $150
??Food, entertainment: $ 240
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 600
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446258
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 18.67%	Starting monthly payment:	$34.67

Auction yield range:	4.06% - 14.00%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	11.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	13 / 12	Length of status:	0y 11m
Credit score:	700-719 (Jan-2010)	Total credit lines:	44	Occupation:	Analyst
Now delinquent:	1	Revolving credit balance:	$23,786	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	10
Screen name:	integrity-platoon	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need Help for Unexpected Expenses

This loan will be used to cover bills, after some unexpected expenses (car repairs/ house repairs). We?re college educated, employed and homeowners. We've had a rough time with prior unemployment, house & car expenses and uncovered health expenses.? The majority of our history is continuous, prompt bill payment with one period in time (unemployment) where we had a number of bills get behind, which we then paid off once we were able.

Right now, both my wife & I have stable employment. We have 2 kids. I give back to my community by volunteering as a firefighter. We're reliable people, looking to build our credit back up.

Monthly net income: $ 10,166 (before taxes- combined household)

Monthly expenses: $
Housing: $ 2737
Insurance: $ 250
Car expenses: $ 275
Utilities: $ 500
Phone, cable, internet: $ 350
Food, entertainment: $ 600
Clothing, household expenses $ 300
Credit cards and other loans: $ 1000

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446260
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.24%	Starting borrower rate/APR:	31.24% / 33.64%	Starting monthly payment:	$215.67

Auction yield range:	11.06% - 30.24%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1963	Debt/Income ratio:	52%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Retired
Enhanced (1-10):	1	Current / open credit lines:	6 / 5	Length of status:	19y 9m
Credit score:	700-719 (Feb-2010)	Total credit lines:	38	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$35,757
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kind-unequaled-euro	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Plumbing repairs
Purpose of loan:
This loan will be used to?plumbling reparis?

My financial situation:
I am a good candidate for this loan because?i have always paid my bills on time.? I am applying for this loan alone, but my husband's income is also use for our monthly income and bill payments.

Monthly net income: $ 2700.00

Monthly expenses: $
??Housing: $ 879.00
??Insurance: $ 150.00
??Car expenses: $ 0000
??Utilities: $ 200.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 125.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 1500.0
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446264
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.01%	Starting borrower rate/APR:	10.01% / 10.35%	Starting monthly payment:	$177.50

Auction yield range:	3.06% - 9.01%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1994	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	4 / 2	Length of status:	5y 9m
Credit score:	800-819 (Feb-2010)	Total credit lines:	12	Occupation:	Professor
Now delinquent:	0	Revolving credit balance:	$575	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	3%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dedication-buddy	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying For Son's Semester at school
Purpose of loan:
This loan will be used to pay for my son's school this next semester. He thought he would be able to take care of it but looks like I will have to help him out. Education is a great investment.

My financial situation:
I am a good candidate for this loan because I will have no trouble at all paying back this debt I plan on paying it back within the next year.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446270
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,499.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$278.69

Auction yield range:	17.06% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-10):	3	Current / open credit lines:	7 / 5	Length of status:	0y 8m
Credit score:	640-659 (Feb-2010)	Total credit lines:	21	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$2,085	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	43%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	10
Screen name:	profit-pursuit	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
We need a good jumpstart!
Hello,
We are a company that has been in business for eight months. Our company currently consists of two co-owners. ?In our first month we generated $13,141 in receivables, $15,000 in July, and around the same for the next several months. We receive payments on our receivables over 18 months on average per client. Given that, we are seeking a small monetary injection to help us grow.

The loan we propose is not a determining factor of whether our company stays in business, nor does it reflect negatively towards the health of the company.? On the contrary, we would like to grow our business at a faster rate and this loan would aid that. We estimate that a loan of $7,499 will help us to generate an additional $65,000 in receivables over the next 3 months.

The loan we are proposing would be used to purchase a more leads than our current budget will allow, which will yield more clients quicker than what we can accomplish currently.We will also be able to purchase a higher quality of lead.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446272
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$366.56

Auction yield range:	17.06% - 18.00%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1986	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-10):	3	Current / open credit lines:	14 / 14	Length of status:	11y 0m
Credit score:	680-699 (Feb-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$46,250	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	fantastic-economy	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidation
Purpose of loan:
This loan will be used to consolidate debt, to better my financial situation. I want to focus on putting money into my thriving business

My financial situation:
I am a good candidate for this loan because I own a business that is?thriving and I have a great payment history.?My spouse pays all household expenses, I don't contribute to the home financially.

Monthly net income: $
5,400
Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $ 320.00
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $ 200.00
??Clothing, household expenses $
??Credit cards and other loans: $?1200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446278
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$130.07

Auction yield range:	17.06% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1993	Debt/Income ratio:	15%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	4 / 4	Length of status:	2y 0m
Credit score:	640-659 (Feb-2010)	Total credit lines:	15	Occupation:	Administrative Assi...
Now delinquent:	2	Revolving credit balance:	$1,795	Stated income:	$25,000-$49,999
Amount delinquent:	$988	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	10
Screen name:	genuine-interest4	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off outstanding debt
Purpose of loan:
This loan will be used to pay off my outstanding debt so that I can clean up my credit report. To be honest, I would like to eventually buy a house and I know that my credit needs to be in much better shape.

My financial situation:
I am a good candidate for this loan because I have stable employment. I have never been late on my credit cards or my car loan. I am serious about my finances and?I am trying to set an example for my daughter as well. I happen to be in a situation where I do not have rent or utility expenses at the moment. I'm living with my sister and I take care of the cable/phone/internet each month and pitch in for groceries and household necessities.

Monthly net income: $ 2635.

Monthly expenses: $
??Housing: $
??Insurance: $ 100.
??Car expenses: $ 225.
??Utilities: $?
??Phone, cable, internet: $ 200.
??Food, entertainment: $ 150.
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 150.
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446284
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$351.57

Auction yield range:	14.06% - 15.00%	Estimated loss impact:	14.65%
Lender servicing fee:	1.00%	Estimated return:	0.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2001	Debt/Income ratio:	15%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	6 / 5	Length of status:	3y 1m
Credit score:	660-679 (Feb-2010)	Total credit lines:	12	Occupation:	Medical Technician
Now delinquent:	0	Revolving credit balance:	$17,299	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	74%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	medic2000	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
SoccerTots Franchise in Boise,Idaho
Purpose of loan:
This loan will be used to?
Pay the initial franchise and start-up fees associated with starting a franchise of SoccerTots in Boise, Idaho.

My financial situation:
I am a good candidate for this loan because?
In my full time job as a paramedic I only work 2 days a week (2-24 Hour Shifts). During my 5 days off a week I could fully commit myself to this business. I would like to be able to at some point in time make the transition to only running this franchise. My credit is pretty good. Never a late payment. Its not as high as it could be ONLY because me and my wife have been trying to have a baby and put the last round of fertility treatment on our credit cards which has pushed our credit down a bit. Other than that we have no other credit card debt! We own both of our cars. We are extremely tight with our budget and it has helped us get to where we are today. The SoccerTots Franchise is a highly successful and established business. If not, it would not be growing like it is. Please, if you have any questions about the company visit soccertots.net and check it out for yourself.

Monthly net income: $ Between me and my wife we net approximately $5000/month

Monthly expenses: $
??Housing: $ 1150
??Insurance: $ 100
??Car expenses: $ 0--yes, we own both of our cars.?
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 250
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446288
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.05%	Starting borrower rate/APR:	14.05% / 16.21%	Starting monthly payment:	$205.21

Auction yield range:	6.06% - 13.05%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1990	Debt/Income ratio:	25%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	6 / 6	Length of status:	3y 5m
Credit score:	720-739 (Feb-2010)	Total credit lines:	23	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$4,617	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	27%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	kin1	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off Credit Cards.? With the new laws Credit Cards are going from single diget APR's to double.? I have one that tells me to check the national APR at the end of each month and that is what my APR will be.? I've had enough I want to pay them all off!? With this loan at a smaller APR.

My financial situation:
I am a good candidate for this loan because I'm making all my payment with no problem I'm just not going to give my hard erned money to some Credit Card Compay because of some stupid law changes and because they can.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446300
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	36.00% / 38.47%	Starting monthly payment:	$1,145.09

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1987	Debt/Income ratio:	Not calculated
Basic (1-10):	1	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	4 / 4	Length of status:	0y 9m
Credit score:	640-659 (Feb-2010)	Total credit lines:	14	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$12,227	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	101%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bid-hug	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
China Media Business
Purpose of loan:
This loan will be used for business purposes in the China new media market.? I am a partner in a branded content agency which produces shows and generates ad revenue.? We make content for web, mobile, broadcast TV, feature films and events in China.? Whichever screen the content is produced for, we develop an interactive web community that attracts Chinese netizens to communicate directly with brands.? It is the leading edge of branded work in the most dynamic market in the world today.

My financial situation:
I am someone who spent 10 years at one company running a division of a multi-national supply chain management firm focusing on China trade.? The experience taught me business development well.? I left to go back to school, and to pursue my creative entrepreneurial dream back in China.? It has been a rewarding journey that now needs some help.

Monthly net income: $4000

Monthly expenses: $2875
??Housing: $950?
??Utilities: $25
??Phone, cable, internet: $100
??Food, entertainment: $175
??Clothing, household expenses $25
??Credit cards and other loans: $1500
??Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446312
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	24.58%	Starting borrower rate/APR:	25.58% / 27.89%	Starting monthly payment:	$400.67

Auction yield range:	8.06% - 24.58%	Estimated loss impact:	9.09%
Lender servicing fee:	1.00%	Estimated return:	15.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-10):	3	Current / open credit lines:	20 / 18	Length of status:	30y 1m
Credit score:	780-799 (Feb-2010)	Total credit lines:	36	Occupation:	Construction
Now delinquent:	1	Revolving credit balance:	$34,384	Stated income:	$100,000+
Amount delinquent:	$55	Bankcard utilization:	36%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	tremendous-payout9	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
operational expenses
Purpose of loan:
This loan will be used to? equipment and supplies for market expansion

My financial situation:
I am a good candidate for this loan because?my business has generated 6 figure sales for the last 14 years
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446326
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	14.50%	Starting borrower rate/APR:	15.50% / 15.86%	Starting monthly payment:	$174.55

Auction yield range:	3.06% - 14.50%	Estimated loss impact:	1.52%
Lender servicing fee:	1.00%	Estimated return:	12.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-10):	2	Current / open credit lines:	7 / 6	Length of status:	15y 1m
Credit score:	800-819 (Jan-2010)	Total credit lines:	49	Occupation:	Realtor
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	7
Screen name:	LuckyRealEstateInvestor	Borrower's state:	Missouri	Borrower's group:	AA Credit***
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	18 ( 100% )	800-819 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	740-759 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Need to repair foundation, sewer
Purpose of loan:
We are fixing up our home. We need to stabilize the foundation, put in a sump pump and repair the sewer drain lines and plumbing. With this loan we will be able to fix these issues. We are paying most of the cost out of pocket but are $5000 short.
My financial situation:
I am a good candidate for this loan because?I am a responsible person who works full time and pays all my bills on time. I just did not have enough money set aside for such extensive repairs. I do not have credit cards, a car loan or any other type of a loan. My only monthly payment is $1200 on a mortgage (fixed rate mortgage). I am married and my husband makes $32,500 (salary). I am a Realtor who sold 21 homes last year. We are blessed with a good real estate market so I still have plenty of work.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446330
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 9.34%	Starting monthly payment:	$47.70

Auction yield range:	3.06% - 8.00%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-10):	5	Current / open credit lines:	6 / 5	Length of status:	1y 3m
Credit score:	780-799 (Jan-2010)	Total credit lines:	22	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$5,992	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	arrow185	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Adios, credit cards
Purpose of loan:
This loan will be used to pay off one last credit card balance, completing almost three years of persistent debt reduction.

My financial situation:
I am a good candidate for this loan because we're frugal people who have worked hard and cut expenses to pay off about $50,000 in credit card debt since 2007. We have no car payment or any other debt. We can very easily handle this payment, so your investment is a sure thing. Note that the revolving credit balance in my credit profile above is not quite up-to-date -- this will cover the last of it. Thanks for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446336
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 23.33%	Starting monthly payment:	$132.01

Auction yield range:	8.06% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1985	Debt/Income ratio:	0%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	1 / 1	Length of status:	9y 4m
Credit score:	680-699 (Feb-2010)	Total credit lines:	21	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$581	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	7
Screen name:	a-felicity-rotation	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
putting a/c unit
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445171
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.50%	Starting borrower rate/APR:	18.50% / 20.72%	Starting monthly payment:	$910.09

Auction yield range:	17.06% - 17.50%	Estimated loss impact:	25.97%
Lender servicing fee:	1.00%	Estimated return:	-8.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-10):	3	Current / open credit lines:	11 / 9	Length of status:	4y 5m
Credit score:	700-719 (Feb-2010)	Total credit lines:	37	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$115,756	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	glimmering-exchange	Borrower's state:	Colorado	Borrower's group:	AAA Funding Group - Get your loans funded fast!
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Low, Low Risk
Purpose of loan:
Pay off credit card debt.

My financial situation:
I am a good candidate for this loan because my financial situation is not bad, in fact, our business is doing very well, trending upward.? My wife and I (married 15 years) both are medical billing coders for two clinics.? We have been in the medical field for over 11 years and been self-employed since 2005.? We work side by side because we love each other.? We do charity/volunteer work usually two days each week.? We own our home, never been late on any mortgage or credit card payments.? We just need to consolidate to make payments easier and see the light at the end of the tunnel.? The reason I have credit card debt is because we made an investment that did not work.? Unfortunately, that created a loss of over $15K (stolen from us), not including extra time and effort trying to resolve the issue.? We had to involve the police and attorneys, which resulted in more money being lost.? With this happening I went to Washington, DC to discuss the Freedom of Information Act in regards to the medical field.? In the meantime, my mother has been very sick and we have taken her to Arizona and Minnesota Mayo Clinics, then I recently had to have a procedure done, too.?

Monthly net income: $6000 is low end, it varies, but is always more than $6000, depending on the productions and collections of the clinic

Monthly expenses: $
??Housing: $ 1390
??Insurance: $ included
??Car expenses: $ 380
??Utilities: $ 150
??Phone, cable, internet: $ 325
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446017
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.06% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1986	Debt/Income ratio:	37%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	9 / 8	Length of status:	26y 4m
Credit score:	680-699 (Feb-2010)	Total credit lines:	26	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$9,839	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	hope-legend4	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446049
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,600.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	14.05%	Starting borrower rate/APR:	15.05% / 17.22%	Starting monthly payment:	$298.33

Auction yield range:	6.06% - 14.05%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1997	Debt/Income ratio:	30%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	10 / 10	Length of status:	5y 5m
Credit score:	720-739 (Feb-2010)	Total credit lines:	22	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$123,206	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	fairness-producer	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Eliminating High Interest Debt
Purpose of loan:
This loan will be used to consolidate credit card debt and obtain more favorable interest rates.

My financial situation:
I am a good candidate for this loan because I am very responsible with solid employment. I work in trade compliance and logistics for a leading manufacturing company. I'm not sure if I am supposed to mention its name so I won't, but we are a fortune 500 company and we blew the doors off last quarter's earnings!
My wife and I have absolutely no delinquencies and we take a pro-active approach to managing our finances. We use a detailed spreadsheet to track every dollar spent and prepare for every bill, extended out to the end of 2011. We are currently paying down our debt, which we've built up in the passed 2 years with expenses related to our wedding and my wife's immigration (The process is complete and she now has her work permit and is seeking to enter the workforce. Any income she produces will be pure gravy) We pay extra on every single bill and we will continue to do so, but every month I hate seeing how much money is going to interest rather than to equity. And of course the credit card companies want to raise their rates before the new government regulations hit them...?even though?I have never been late to pay them! This loan will be used 100% for credit card debt (aside from the Prosper fee). Not a single penny of new debt will be created.
Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446097
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$102.60

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1996	Debt/Income ratio:	6%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	1 / 1	Length of status:	18y 10m
Credit score:	660-679 (Feb-2010)	Total credit lines:	13	Occupation:	Other
Now delinquent:	2	Revolving credit balance:	$3,522	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	return-mulberry3	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
surgical money for my sister
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
yes
Monthly net income: $
2100.00
Monthly expenses: $
??Housing: $ 665.00
??Insurance: $
??Car expenses: $
??Utilities: $ 55.00
??Phone, cable, internet: $ 45.00
??Food, entertainment: $ 68.00
??Clothing, household expenses $ 60.00
??Credit cards and other loans: $ 100.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446103
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-10):	4	Current / open credit lines:	1 / 1	Length of status:	7y 11m
Credit score:	700-719 (Feb-2010)	Total credit lines:	15	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$2,047	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	just-transparency	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
High-Tech Products to Market
Purpose of loan:
This loan will be used to file patents and?market extremely valuable technology for the United States.? Please support my efforts.

My financial situation:
I am?an excellent candidate because I have no debt and a scientific professional with 35 years experience,?business?acumen and products to market, committed to providing technical innovation to the United States.? I am happy to highly reciprocate you for your loan -- an? investment in me is an investment in you, so let's make it happen together.? Thanks!

Monthly net income: $ 7,200

Monthly expenses: $
??Housing: $??805
??Insurance: $ 120
??Car expenses: $ 100?
??Utilities: $ 200
??Phone, cable, internet: $ 250?
??Food, entertainment: $? 250
??Clothing, household expenses $ 200?
??Credit cards and other loans: $ 0?
??Other expenses: $? 250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446109
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2008	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	1	Current / open credit lines:	0 / 0	Length of status:	0y 2m
Credit score:	640-659 (Feb-2010)	Total credit lines:	3	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	market-whomper	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting out of debt b4 its too late
Purpose of loan:
I plan to use this loan to pay off my school bills and other monthly bills that I am currently struggling to pay. I am very blessed to have amazing parents that stand by me through whatever happens. I would ask my parents to help me out on this but they have their own financial things to deal with at the moment. I have worked ever since I graduated high school and have tried hard not to be a financial burden to my parents. I believe I have a good understanding of the importance of creating an independent lifestyle for myself as an adult. I?m living at home right now, but really want to be able to save up enough money so that I can go back to school or move out on my own. I really want to do this on my own with your help so I can show my parents that I am responsible and that I don't need to rely on them for much. And this way if they need my help I will be able to.

I have made some poor decisions when it comes to money. I went back to school thinking it would be fully paid for, but with the paperwork getting messed up, my schooling was not paid for, so now I am left without anybody to help and this is why I need your help. Please I Need It!

My financial situation:
I am a good candidate for this loan because? I am very responsible and I have a well paying job that I will be able to pay this back with no problems.

Monthly net income: $ 2500

Monthly expenses: $ 200
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 60
??Other expenses: $ 40
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446121
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1985	Debt/Income ratio:	7%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	3	Current / open credit lines:	3 / 3	Length of status:	19y 10m
Credit score:	660-679 (Feb-2010)	Total credit lines:	34	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$120,150	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	social-tower	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Debt and very reliable
Purpose of loan:
This loan will be used to pay back a fellow coworker who helped me out 2 years ago when I needed financial help.?I am in no financial hardship but would like to take responsibility and do what is right and pay him back.??

My financial situation:
I am a good candidate for this loan because I am a very trustworthy individual.? Other than my Mortgage and 1 credit card (very small balance) I have no debt. I have a Bachelors Degree in Criminal Justice and Psychology.? I have been employed with my current job as a contract employee in Federal Law Enforcement for the past 20 years.? Date of hire was 4-13-1990.? I also have worked a part time job on the weekends working in a Hospital setting as a Mental Health Specialist during the past 19 years.? Yes, I am a ambitious individual.? I am a homeowner and have been in my current home for the past 14 years.? Bottom line:? I'm not going anywhere.??The purpose of this Loan-I'll be honest as why shouldn't I be- to pay back a great coworker of mine who helped me out several years back financially when I needed help due to personal reasons.? I have been paying him back $6-700.00 Dollars a month but he is looking to make a purchase of a Car and there is no reason why I should not be able to take responsibility now and pay him the full amount he loaned me back.?

Despite my credit score being in the upper 600's-I was always a Guy well into the mid 700's and have 20 years plus of trade lines on my credit history showing 1000's of on time payments.??

I am very responsible and being single I am able to make?the payment on this Loan.

I have a generous amount in my 401k (not able to take a loan against) and a great retirement ahead.

I hope you will read this and be able make this happen.? If it doesn't-I'll just continue to pay my coworker back on a Monthly although I would like to finally pay him back all at once.

Other than my 1st and 2nd Mortgage, I have no debt?or credit cards other than a Chase Card with a balance of about $1200.00.

My second job at the Hospital always has additional shifts available so I am in a pretty nice position between my two jobs which are both very secure.?

Monthly net income: $3980.00

Monthly expenses: $
??Housing: $1340?
??Insurance: $45
??Car expenses: $ 0
??Utilities: $ 35
??Phone, cable, internet: $45
??Food, entertainment: $75
??Clothing, household expenses $0
??Credit cards and other loans: $30
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446127
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$143.85

Auction yield range:	11.06% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1987	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	3	Current / open credit lines:	2 / 2	Length of status:	0y 0m
Credit score:	760-779 (Feb-2010)	Total credit lines:	2	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$1,493	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	credit-griffin2	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Medical Operation Help!
Purpose of loan:
I need this loan because I am trying to get breast augmentation done.? I'm afraid to tell people this, because I'm afraid people wont understand why I'm doing it, and wont consider me...So please, hear me out...I'm a full time student and also work full time. I have been made fun of for my less-than-a-cup breasts since I was very young.? My nickname from middle school through high school was the "flat plains" which was then reduced to "great craters".? I've gone to therapy for years and have a healthy state of mind and am completely capable mentally to handle the operation.? I'm not getting it done because of anyone else, it's just hard to feel feminine and womanly when I cant fill out any shirts and don't have any curves.
? I have been trying to save up for breast augmentation myself, but have been unable to save much of anything because I have bills to pay and school to pay for.? I CAN pay off this loan, I just haven't been able to get approved at some of the places I've applied to for a loan.? (I'll explain why at the bottom)

My financial situation:
I am a good candidate for this loan because?First of all, I am a very trustworthy and reliable person.? I always keep my word.? I am stingy with money and spend only on necessities.? I walked into a bank just a few weeks ago and met a man who happened to be the president of the bank, and he BEGGED me to come work for him right then and there.? I sent in my application and they said I had fine credit (not sure what the score was) and that I could work at the bank.? So I figure the fact that I work at a bank shows I know how to manage money AND that I have a fairly good credit report (which is a requirement to work there).? I've been denied by some places because I either didn't have a co-signer or I had such limited credit, or something.? But not "bad" credit.? I'm a really smart girl who wants to go to medical school to be a neurologist, it's just that I really, really need implants to give me that confidence boost so I can feel confident when I talk to people, when I walk into a room, etc. This really has been a dream of mine for YEARS.? Please help my dream come true and you will NOT be disappointed!? I'll pay high interest rates!? I will do anything to finally have this procedure done.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446139
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,600.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 23.33%	Starting monthly payment:	$98.06

Auction yield range:	8.06% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2002	Debt/Income ratio:	20%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-10):	5	Current / open credit lines:	8 / 8	Length of status:	10y 6m
Credit score:	660-679 (Feb-2010)	Total credit lines:	17	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,553	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	37%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	top-attractive-euro	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? Consolidate my high interest 30%?credit cards.

My financial situation:
I am a good candidate for this loan because? I am motivated to get debt free and stay that way.

Monthly net income: $ 875

Monthly expenses: $
??Housing: $ 50
??Insurance: $ 0
??Gas: $ 300
? Car expenses: $?0
??Utilities: $ 0
??Phone, cable, internet: $?120
??Food, entertainment: $ 140
??Clothing, household expenses $ 10
??Credit cards and other loans: $ 100
??Other expenses: $ 5
? Total of the above: $725
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446157
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1997	Debt/Income ratio:	11%
Basic (1-10):	2	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	12 / 8	Length of status:	4y 7m
Credit score:	640-659 (Jan-2010)	Total credit lines:	20	Occupation:	Accountant/CPA
Now delinquent:	2	Revolving credit balance:	$2,565	Stated income:	$50,000-$74,999
Amount delinquent:	$1,285	Bankcard utilization:	49%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	pound-baton	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buying a used car
Purpose of loan:
This loan will be used to buy a car.

My financial situation:
I am a good candidate for this loan because I have a stable job and I have been at the current job for 5 years.

Monthly net income: $ 3,0000

Monthly expenses: $
??Housing: $ 500
??Insurance: $?0
??Car expenses: $ 0
??Utilities: $?0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 100
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446163
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$994.00

Auction yield range:	17.06% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-10):	2	Current / open credit lines:	7 / 6	Length of status:	2y 8m
Credit score:	720-739 (Feb-2010)	Total credit lines:	20	Occupation:	Principal
Now delinquent:	0	Revolving credit balance:	$50,068	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	NewGrass	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Company Expansion
Purpose of loan:
The California water crisis is a growing concern for residents and they are turning to solutions like NewGrass that help them curb water use in their homes and businesses. In fact in the past three years the sales for NGLD have grown 30% per year even with the onset of the Great Recession. The company is currently profitable but is looking to grow its sales and installation team more quickly to take advantage of the turmoil the recession has caused the competition. That is the reason for coming to Prosper. We are looking for a loan to help us hire more employees and increase marketing in under served areas.

My financial situation:
The company is currently profitable and with existing sales we can easily afford the monthly loan payment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446187
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,250.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$237.49

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-10):	4	Current / open credit lines:	7 / 7	Length of status:	4y 10m
Credit score:	640-659 (Feb-2010)	Total credit lines:	8	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$3,815	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	thoughtful-currency1	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards used in school
I?m a recent college graduate trying to consolidate my debt accumulated through college. I was very fortunate in being able to find a job in this economy, and while I manage to make ends meet for my monthly living expenses, high interest rates prohibit me from putting any significant dents into my debt. Because of my family?s financial limitations, I received excellent financial aid from my university to help with the costs of tuition. Living expenses in my college years, however, were placed on high-interest credit cards and student loans as I juggled the responsibilities of being a full-time student and holding part-time jobs. Today I manage to meet all of my monthly payment requirements on time, but at this rate it would take me years to pay it all off. Student loan repayment just kicked in as well so its even harder to pay down my credit cards. I know Prosper can help me pay off my debt sooner than I could hope to on my own.
I am a good candidate for this loan because I'm driven and motivated to be in good financial standing. I want to have a better start to life, especially since I am the first person in my family to graduate from college.

Monthly net income: $1600

Monthly expenses: $1380
Including:
??Housing: $620
??Insurance: $90
??Car expenses: $200
??Utilities: $35
??Phone, cable, internet: $35
??Food, entertainment: $200
??Clothing, household expenses $40
??Credit cards and other loans: $300
??Other expenses: $80
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446199
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1993	Debt/Income ratio:	24%
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	10 / 9	Length of status:	10y 5m
Credit score:	600-619 (Feb-2010)	Total credit lines:	22	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$212	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	11
Screen name:	KLB1971	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	27 ( 77% )	600-619 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	8 ( 23% )	560-579 (Jan-2008) 540-559 (Nov-2007) 500-519 (Dec-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	35
Description
Consolidation of Four Accounts
Purpose of loan:
This loan will be used to consolidate four accounts; three high interest credit cards and one student account from graduate studies.? The account balances are approximately $4775 combined.

My financial situation:
I paid off my first loan with Prosper in December 2008.? Overall, my experience was good.? I have worked hard to improve my financial situation paying off derogatory accounts in full and keeping current with my accounts today.? When I secured the first loan with Prosper, my income was approximately $40000.? As of Janaury 2009, it increased to $60000.? I have become very financially responsible and am seeking options to consolidate some existing high interest debt and save more per month.

Monthly net income: $
I am paid twice monthly on the 15th and 30th.? My pay is directly deposited into my checking account.? My salary is $60000 and each paycheck is a gross pay of $2500.? After taxes, my net income is $1647.64.? This makes my net income $3295.28.? My monthly expenses are outlined below.

Monthly expenses: $
Base Rent: $300 (I live alone in a single-family home that is owned by a family member. I pay a base rent and all utilities/maintenance)
Household Maintenance:? $75
Car Insurance: $80
Car Payment: $350
Gas and Electric: $ 200
Phone, cable, internet: $125 (This includes my land line, cable and internet and is a packaged rate)
Cell Phone:? $65
Food:? $300
Entertainment: $100
Clothing:? $100
Credit cards: $200
Student Loans: $350 (I have student loans from graduate and undergraduate studies)
Savings: $300

Total:? $2545

With my take home pay at 3295.28, this allows me to pay the Prosper loan and continue to meet my other financial obligations and goals.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446203
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	23.58%	Starting borrower rate/APR:	24.58% / 26.88%	Starting monthly payment:	$98.85

Auction yield range:	8.06% - 23.58%	Estimated loss impact:	9.06%
Lender servicing fee:	1.00%	Estimated return:	14.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1991	Debt/Income ratio:	26%
Basic (1-10):	5	Inquiries last 6m:	7	Employment status:	Full-time employee
Enhanced (1-10):	1	Current / open credit lines:	16 / 14	Length of status:	4y 1m
Credit score:	760-779 (Feb-2010)	Total credit lines:	53	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$66,112	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	friendly-market90	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Travel
Purpose of loan:
This loan will be used to? Bring my fiancee from Uganda to the U.S.

My financial situation:
I am a good candidate for this loan because? All of my debt is payed on time
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446205
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,600.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$86.36

Auction yield range:	8.06% - 11.00%	Estimated loss impact:	6.73%
Lender servicing fee:	1.00%	Estimated return:	4.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	17%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	16 / 13	Length of status:	2y 11m
Credit score:	680-699 (Feb-2010)	Total credit lines:	36	Occupation:	Civil Service
Now delinquent:	0	Revolving credit balance:	$38,027	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	StrugglingDCFederalEmployee	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	680-699 (Latest)
Principal borrowed:	$2,600.00	< mo. late:	0 ( 0% )	680-699 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
2nd Prosper Loan, Paid 1st early
Purpose of loan:?

Thank you for visiting my profile!
I want to reduce the interest rate from credit card debt.? This would enable me to become debt free faster at a lower cost to me.?This?would be my second loan on Prosper.com.? I paid off my first Prosper loan?11 months ahead of schedule.? ??

My financial situation:

Investing in my loan is low risk because:

1) I earn $77K a year working for a U.S. Federal Government agency.
2) I currently hold a Top Security Clearance for my?position.? This means a ten year history investigation?of where I have lived, worked, or gone to school, plus a credit and health check?was?conducted by the U.S. Government before they could offer me the job.
3)?I am single, no kids.? I do have two cats which are pretty low maintenaince.?
4) The Government covers my transportation costs.? I don't?own a car, therefore no gas, maintance, insurance or registration costs.
5) I have paid off other significant loans such a car loan and a $15,000 loan in less than three years.
6)?I just received an award of?$1000?and 3 days of vacation for excellence at work which means I am a very responsible employee.

Thank you for considering my loan request.?

Monthly net income: $ 3685.10

Monthly expenses: $ 2600.00
??Housing: $ 1200
??Insurance: $?149 a year (Renter's)
??Car expenses: $ 0 U.S. Government pays for public transportation costs
??Utilities: $?0 (included in rent)
??Phone, cable, internet: $ 85 (cell)
??Food, entertainment: $ Whatever is left after paying all of my financial obligations
? Clothing, household expenses $ Whatever is left after paying all of my financial obligations??
? Credit cards and other loans:? $ 800 Combined student loan and credit card loan
? Other expenses:? Medical $240
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446209
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1989	Debt/Income ratio:	25%
Basic (1-10):	1	Inquiries last 6m:	12	Employment status:	Full-time employee
Enhanced (1-10):	1	Current / open credit lines:	9 / 7	Length of status:	0y 4m
Credit score:	680-699 (Feb-2010)	Total credit lines:	59	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$2,184	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	12
Screen name:	suave-pound7	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need New Kitchen
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446225
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.50%	Starting borrower rate/APR:	10.50% / 10.85%	Starting monthly payment:	$487.54

Auction yield range:	3.06% - 9.50%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1994	Debt/Income ratio:	27%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	8 / 6	Length of status:	6y 6m
Credit score:	800-819 (Feb-2010)	Total credit lines:	22	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$20,033	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	28%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	desertdan	Borrower's state:	NewMexico	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	800-819 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	840-859 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Small Business Loan

Now in the second year of an online e-commerce venture, I am ready to expand.? The proceeds from this loan will provide cash flow for the expansion of inventory, advertising, equipment, and other business expenses.? After posting a small loss in 2008, I am proud to have posted a profit in the difficult recessionary times of 2009.? The monthly payments for this loan will be easily covered by sales, and my ability to pay is backed up by full-time employment by myself and my wife.

My wife and I have about 25% of our net income left over each month after the mortgage, groceries, and other fixed expenses are paid.? We have no car payment.?

Thank you all for your consideration!?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446231
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	13.01%	Starting borrower rate/APR:	14.01% / 14.36%	Starting monthly payment:	$512.74

Auction yield range:	3.06% - 13.01%	Estimated loss impact:	1.52%
Lender servicing fee:	1.00%	Estimated return:	11.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-10):	5	Current / open credit lines:	8 / 8	Length of status:	8y 0m
Credit score:	840-859 (Jan-2010)	Total credit lines:	25	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$13,258	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	25%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Dixaz	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
**RELIST** 840+ Credit
This loan will allow me to consolidate several credit cards with various interest rates into one payment. I have NEVER been late on any payment and have had no credit debit until recently. This loan will enable me to pay them off and thereby reduce the various interest rates into one easy to track loan. All at a lower rate than the banks want!

My financial situation is good . My business is looking very solid for the year. I also , do have enough in cash reserves to pay off this loan but would like to keep that intact for emergencies.

I would be a good candidate for this loan because I take my credit worthiness very seriously. I always make my payments and have set up automatic withdrawal with Prosper. You can invest in me with peace of mind.

***This is a re-list after my first failed to fund. I am upping the interest rate in order to make you more money. Even at this rate ,its by far lower than the Banks and Credit Companies. I truly love the concept of this site and hope it works for us all!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446233
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 29.84%	Starting monthly payment:	$267.11

Auction yield range:	17.06% - 26.50%	Estimated loss impact:	36.04%
Lender servicing fee:	1.00%	Estimated return:	-9.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1997	Debt/Income ratio:	26%
Basic (1-10):	1	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	1	Current / open credit lines:	7 / 8	Length of status:	4y 9m
Credit score:	660-679 (Jan-2010)	Total credit lines:	27	Occupation:	Clerical
Now delinquent:	3	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$5,584	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	RadiantRuby	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	680-699 (Dec-2009) 680-699 (Nov-2009) 640-659 (Oct-2009) 640-659 (Sep-2009)
Principal balance:	$1,837.37	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Pay CC Debt & Other Debt-Final Plea
Purpose of loan:
This loan will be used to?Help pay down my CC Debt and Property Taxes. $7800. My previous request for a loan for my daughter was withdrawn because she no longer needs the help.
My financial situation:
I am a good candidate for this loan because?? I have never missed a payment to date on my first loan and have always paid it on time and I have no intention of slacking on this.? If it were necessary, I would work extra hours to make the lender's payments.The DQ has been resolved, but still appears on the credit report.I just relisted this request for a second Prosper loan again. I would really appreciate your consideration. Thank you.

Monthly net income: $ 3892

Monthly expenses: $ 3746
??Housing: $ 1671
??Insurance: $
??Car expenses: $ 200
??Utilities: $ 300
??Phone, cable, internet: $ 25
??Food, entertainment: $ 400
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1000
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446237
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.05%	Starting borrower rate/APR:	14.05% / 16.21%	Starting monthly payment:	$171.01

Auction yield range:	6.06% - 13.05%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	5 / 4	Length of status:	2y 6m
Credit score:	740-759 (Jan-2010)	Total credit lines:	17	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$17,361	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	excellent-worth6	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? pay down my high interest credit cards.

My financial situation:
I am a good candidate for this loan because? I?am never late on any payments. I would like to be free of credit card debt. I also take pride in keeping a good credit?score. I?do not have any delinquencies or defaults.?I?intend to repay every dollar borrowed.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446239
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$929.09

Auction yield range:	17.06% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1978	Debt/Income ratio:	85%
Basic (1-10):	1	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	1	Current / open credit lines:	34 / 32	Length of status:	5y 5m
Credit score:	700-719 (Feb-2010)	Total credit lines:	73	Occupation:	Retail Management
Now delinquent:	1	Revolving credit balance:	$69,888	Stated income:	$50,000-$74,999
Amount delinquent:	$83	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	cash-rocker1	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off high interst credit cards?

My financial situation:
I am a good candidate for this loan because I have never paid any of theses cards late nor have I ever defaulted on a loan.? I own a fairly large portfolio of real estate that I am trying to sell off to lowere my debt burden?

Monthly net income: $ 4250.00

Monthly expenses: $
??Housing: $ 1300.00
??Insurance: $ 100.00
??Car expenses: $ 300.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 100,00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ ?
??Credit cards and other loans: $ variable
??Other expenses: $ variable
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446245
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1985	Debt/Income ratio:	46%
Basic (1-10):	1	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-10):	1	Current / open credit lines:	8 / 8	Length of status:	11y 4m
Credit score:	700-719 (Feb-2010)	Total credit lines:	32	Occupation:	Administrative Assi...
Now delinquent:	1	Revolving credit balance:	$5,172	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	newest-keen-generosity	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for College
Purpose of loan:
This loan will be used to help?send my son to school. ?

My financial situation:
I am a good candidate for this loan because I have been at my job over 11 years and I pay my bills promptly. Also, I will soon be eligible to take a loan from my 403B account so I will be able to pay this loan back early.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446249
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.50%	Starting borrower rate/APR:	8.50% / 8.84%	Starting monthly payment:	$205.19

Auction yield range:	3.06% - 7.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1997	Debt/Income ratio:	15%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	7 / 6	Length of status:	8y 4m
Credit score:	800-819 (Feb-2010)	Total credit lines:	27	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$1,490	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	principal-atizer8	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Investment
Purpose of loan:
This loan will be used to? purchase an investment home.

My financial situation:
I am a good candidate for this loan because?I?make all my payments on time. Plus,I already have a?willing renter for the house,?all I have to do is make?the purchase.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446251
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$123.12

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2007	Debt/Income ratio:	19%
Basic (1-10):	6	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	5 / 5	Length of status:	0y 10m
Credit score:	720-739 (Feb-2010)	Total credit lines:	7	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$619	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	excellent-benefit	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My car needs fixing
Hello!

My car decided it would no longer drive this morning. Not very good for me. Unfortunately it looks like the transmission needs to be overhauled. Apparently this is not the cheapest of jobs. I really need this fixed as this is my only means of transportation. Hopefully you guys can help me out!

I am currently doing good financially. I have a great steady job. I am single, have no dependents, and have no obligations except for a couple credit cards.

I am a great candidate for this loan because I am very responsible. I make sure to take care of all my obligations. I have never missed a payment ever. Whether it be big or little. If funded I will have my payment be automatically deducted every month.

Feel free to ask any questions and I will try and answer in a timely manner.

Thanking you all in advance. Peace everyone!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446257
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$23,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$951.36

Auction yield range:	17.06% - 27.00%	Estimated loss impact:	36.07%
Lender servicing fee:	1.00%	Estimated return:	-9.07%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1980	Debt/Income ratio:	41%
Basic (1-10):	1	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-10):	1	Current / open credit lines:	22 / 16	Length of status:	21y 8m
Credit score:	640-659 (Jan-2010)	Total credit lines:	59	Occupation:	Civil Service
Now delinquent:	3	Revolving credit balance:	$9,402	Stated income:	$50,000-$74,999
Amount delinquent:	$166	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	33
Screen name:	kmb587	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	43 ( 100% )	640-659 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	640-659 (Dec-2009) 640-659 (Nov-2009) 680-699 (Aug-2008) 680-699 (Jul-2008)
Principal balance:	$1,899.03	1+ mo. late:	0 ( 0% )
Total payments billed:	43
Description
6th try! NOT AN HR RATING!!
Purpose of loan:
I have tried to just get enough to pay off a few payday loans, but haven't had the responses.? This amount would pay off all my credit cards and personal loans and the payday loans.? I really don't believe I should be listed as an HR rating.? My last loan with prosper was at a B rating.? Since then I paid off my first prosper loan 9 months early and have never missed or been late on any prosper loan.? I don't know why they have dropped me from a B to an HR rating.? I thought paying off 1 loan early would be better for me and not worse!? Please help me to pay everything off.? I would really rather pay the people of prosper interest then the credit card companies, and I promise if you help, I will not default on this loan.? I would really like to have these paid off in 3 years time instead of 15-20 at credit card rates.
My financial situation:
I have been at my current job for over 21 years and it is very secure.?I am a 911 dispatch supervisor, answering calls and dispatching both police and fire runs. ?I have always paid my loans with prosper and will do so this time also if you will please help me.
Monthly net income: $ 2900
Monthly expenses: $
??Housing: $ 1068
??Insurance: $ 106
??Car expenses: $
??Utilities: $ 110
??Phone, cable, internet: $ 155
??Food, entertainment: $?50
??Clothing, household expenses $?
??Credit cards and other loans: $500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446261
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$164.16

Auction yield range:	11.06% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1994	Debt/Income ratio:	24%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	8 / 7	Length of status:	4y 6m
Credit score:	660-679 (Feb-2010)	Total credit lines:	10	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$12,115	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	65%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	cash-juniper	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
divorce
Purpose of loan:
This loan will be used to? retain an attorney that I have selected as well as pay for my deposit and first months rent so I can get my kids and myself out of an unhealthy situation.

My financial situation:
I am a good candidate for this loan because? I am a nurse and will be able to pull additional shifts to pay off this loan until the divorce is final and my husband gives me the buy-out money

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 800???
??Insurance: $ 65.00
??Car expenses: $ 540
??Utilities: $ 150.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $?300
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446275
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.05%	Starting borrower rate/APR:	14.05% / 16.21%	Starting monthly payment:	$102.61

Auction yield range:	6.06% - 13.05%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1990	Debt/Income ratio:	14%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	14 / 8	Length of status:	5y 0m
Credit score:	740-759 (Feb-2010)	Total credit lines:	47	Occupation:	Nurse (RN)
Now delinquent:	1	Revolving credit balance:	$4,424	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	31%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	wealth-pillow8	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating my bills
Purpose of loan:
This loan will be used to pay off 3 bills that I would like to consolidate into one payment.? Since December 2006 I have been paying off my credit cards by paying double to triple the minimum due and with lots of hard work?have reduced my debt by 75% in 3 years.? I do have a few bills that I have just been paying the minimum on that total about $3000.00 that I would like to consolidate and pay off over a few years.? I was hoping that by getting a Propsper loan I could get these paid off and have 1 payment due each month and get them paid off!

My financial situation:
I am a good candidate for this loan because when I committed to pay down my credit cards it only took me three years to pay them down by 75%.? I have been working very hard to get everything paid off and having this loan will put these on a three year payment schedule.? I have a good job (same place for five years), I work hard and?I hope you can help me meet my goal.? I will adjust the amount I pay on my credit cards each month if necessary to ensure this loan and all my other bills?are always paid on time.

Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446281
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$82.73

Auction yield range:	8.06% - 27.00%	Estimated loss impact:	7.15%
Lender servicing fee:	1.00%	Estimated return:	19.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1976	Debt/Income ratio:	42%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	12 / 11	Length of status:	19y 0m
Credit score:	680-699 (Feb-2010)	Total credit lines:	27	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$23,758	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bonus-friendship	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding Loan
Purpose of loan:
I will be using this loan to help pay for my daughters upcoming August wedding.? I just need a little help so my daughter can have the wedding she deserves.?
My financial situation:
I pay all my bills in a timely fashion.? ?

Monthly net income: $ 2880

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446287
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	15.50%	Starting borrower rate/APR:	16.50% / 18.69%	Starting monthly payment:	$177.02

Auction yield range:	4.06% - 15.50%	Estimated loss impact:	2.16%
Lender servicing fee:	1.00%	Estimated return:	13.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1999	Debt/Income ratio:	47%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	9 / 9	Length of status:	2y 9m
Credit score:	700-719 (Jan-2010)	Total credit lines:	23	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$13,824	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	43%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	visionmatter	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	22 ( 100% )	700-719 (Latest)
Principal borrowed:	$17,500.00	< mo. late:	0 ( 0% )	680-699 (Nov-2009) 660-679 (Jul-2009) 700-719 (Aug-2008) 720-739 (Apr-2008)
Principal balance:	$2,716.31	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
**Paying Off Higher Int. Card**
Hello and thank you for viewing my listing.

I currently have 1 personal loan with Prosper that I've paid on-time for over a year now (13.20%), so you know I'll pay back this loan. I have one card with a higher interest rate that I want to turn into a lower interest Prosper loan. I have a Bank of America card balance of $5,000 (24.98%). My credit score in Nov. 2008 was a 742, and only dropped because I paid off a loan, and transferred some of my debt to credit cards with low balance transfer rates of 1.9%, and 2.9%.

I always pay my bills, so you don't have to worry about repayment; just look at my 0 delinquencies/collections.

I would use the Prosper loan to pay off the following loans:
$5,000 Bank of America credit card
-------

I currently pay on:
Prosper Loan...$168.95
Rent...$540.00
Utilities...$60
Student Loans...$200
Groceries...$120
Gas...$25

Net Income...$1,500.00

With this?Prosper loan I can get my debt payments lowered, which will give me more breathing room, and allow me to pay off my credit cards ONCE AND FOR ALL.?I promise that my payments to Prosper will be my top priority each month. In fact, I am going to have Prosper automatically withdraw my payments each month so that everyone, including myself, knows that my payment will be made on time, every time.

Thank you again for viewing my listing, and God bless.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446297
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,200.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.40%	Starting borrower rate/APR:	10.40% / 12.51%	Starting monthly payment:	$266.13

Auction yield range:	4.06% - 9.40%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1982	Debt/Income ratio:	39%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	21 / 19	Length of status:	12y 1m
Credit score:	760-779 (Feb-2010)	Total credit lines:	42	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$47,097	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	best-dime-oracle	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to? This loan will be used to pay off high interest rate credit cards since some of these credit card companies have raised rates even though I have good credit and have had no blemishes on any account.

My financial situation:
I am a good candidate for this loan because? I have a very long credit history and have ?never had any late payments and this will actually decrease my monthly payments. I want to use this to shorten the amount of time to pay off these debts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446309
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 23.33%	Starting monthly payment:	$264.01

Auction yield range:	8.06% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2000	Debt/Income ratio:	23%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	8 / 6	Length of status:	3y 4m
Credit score:	660-679 (Jan-2010)	Total credit lines:	9	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$17,211	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	61%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	GreenNotes	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Engagement Ring
Purpose of loan:
This loan will be used to purchase an Engagement Ring for my beloved.
I plan to propose to her on this Valentine's Day. This is my 2nd application, the 1st one was withdrawn as I did not understand the process.
My financial situation:
I am a good candidate for this loan because? 1. Working with the same employer over 3 years; 2. My job promises better than average growth - at least 10% year-on-year; 3. I am responsible and have never ever missed any payment in the last 4 years; 4. I have a good credit history which is just a little over 4 years as I am a newer immigrant -- This is dragging my scores down. Your help and blessings will provide me with an opportunity to buy a ring that I want to see on my to-be-wife's finger and for the rest of our life we can say "Prosper Community" helped us! I don't pay any rent/mortgage as I own the house free and clear which was a part of an inheritance and is currently valued at just a little over $600,000 in todays times. I

Monthly net income: $3,612.59

Monthly expenses: $ 2143
??Housing: $0.00
??Insurance: $36
??Car expenses: $498
??Utilities: $90
??Phone, cable, internet: $129
??Food, entertainment: $400
??Clothing, household expenses $250
??Credit cards and other loans: $340
??Other expenses: $400 (savings nest) Thanks all you people for considering my application and bidding. God Bless!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446317
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	14.62%	Starting borrower rate/APR:	15.62% / 17.80%	Starting monthly payment:	$209.82

Auction yield range:	4.06% - 14.62%	Estimated loss impact:	2.16%
Lender servicing fee:	1.00%	Estimated return:	12.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	77%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	2	Current / open credit lines:	22 / 21	Length of status:	4y 2m
Credit score:	700-719 (Feb-2010)	Total credit lines:	39	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$45,539	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	felicity-genius	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off Credit Cards Post Cancer
Purpose of loan: Pay off hospital bills from 4-years of cancer treatments
I am a happy, now-healthy, marathon running cancer survivor. This loan will be used to consolidate the debt I have accumulated from costs associated with my treatment that were above what my insurance covered. Four years of treatment have been pretty pricey, especially considering I am only four years out of college. I had to put $19,543.21 on two high interest credit cards at a rate of 28.99%

Since I have been trying to get a Prosper loan my credit score has already improved! I plan to use this loan in the amount of $6000 to "prove" that I can pay a larger amount one in the future.

Also, my employer just changed insurance providers on Jan.1 and this new insurance is MUCH more comprehensive. In the event that my cancer returns, I wouldn't have even half of the out of pocket expenses. I am also enrolled in a new study (as of Oct 30) which also pays for extra costs. I have been on the waiting list for this study for a long time - had I gotten in a year ago, I would have accumulated MUCH less debt.

Much of my other revolving debt is a student loan which I used a special Citi offer to take a loan against a credit card at a rate of 3.8%.

My financial situation: Way better than it seems
I have had the same job since college and recently got promoted, I am in a different employment bracket (on Prosper's scale) now (I haven't reflected that in this posting because my 3-mon check up is on Jan 28th and I don't want to jinx it)! The quality of my work has kept me employed even though I have had to take a few periods of part-time pay due to my treatment. Since July I have been able to consistently work full time and my W-2's will reflect a much different (higher salary) year this year than the last three! Going forward it's onward and upward! ??

Monthly net income: Starting on Jan 28, it is be $4072/mon due to being 3-months of full time, post cancer
Monthly expenses: $ 2500

ASK any questions, please bid on me!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446321
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.05%	Starting borrower rate/APR:	14.05% / 16.21%	Starting monthly payment:	$171.01

Auction yield range:	6.06% - 13.05%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-10):	2	Current / open credit lines:	18 / 15	Length of status:	1y 1m
Credit score:	760-779 (Feb-2010)	Total credit lines:	48	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$35,012	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	36%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	detective1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory re stock
Purpose of loan:
This loan will be used to purchase a lot of laptops I found for a really good price. I will then sale them individually.

My financial situation:
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446323
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	14.06% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1995	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	13 / 11	Length of status:	3y 3m
Credit score:	680-699 (Feb-2010)	Total credit lines:	35	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$14,862	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	LTOF	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short Term Loan
Purpose of loan:
This loan will be used to? Pay off note thats been called. We where not expecting this note to be called until July 2010 so we did not allocate funds to pay it off this month.

My financial situation:
I am a good candidate for this loan because? First shipment of our filters goes out in June short term loan! Check out the web site! WWW.Lifetimeoilfilter.com

Monthly net income: $ Over 100K once 1st shipment is completed.

Monthly expenses: $ Total Debt is less than $2200.00 Month.?
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446329
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.06%	Starting borrower rate/APR:	13.06% / 15.45%	Starting monthly payment:	$50.58

Auction yield range:	11.06% - 11.06%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1990	Debt/Income ratio:	9%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-10):	5	Current / open credit lines:	1 / 1	Length of status:	4y 10m
Credit score:	660-679 (Feb-2010)	Total credit lines:	7	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	13
Screen name:	kind-wonderous-treasure	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Advanta Credit Card
Purpose of loan:
This loan will be used to pay off the only credit card I have as Advanta shut down all accounts and are now charging a very high interest rate on a balance of 1500.00.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446335
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.40%	Starting borrower rate/APR:	9.40% / 12.95%	Starting monthly payment:	$31.99

Auction yield range:	4.06% - 8.40%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1996	Debt/Income ratio:	279%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-10):	4	Current / open credit lines:	6 / 6	Length of status:	2y 1m
Credit score:	740-759 (Feb-2010)	Total credit lines:	20	Stated income:	$1-$24,999
Now delinquent:	1	Revolving credit balance:	$7,270
Amount delinquent:	$45	Bankcard utilization:	7%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	red-payout-explosion	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my bills after divorce
Purpose of loan:
This loan will be used to pay off bills after divorce. They are very minimal and just need a little help. ? My address is 719 reed st not 7119 reed st I tried to change but not able to. Please note?

My financial situation:
I am a good candidate for this loan because i believe to have good credit. I have just changed back to my maiden name which is DePaul from Durgin. I have always paid my bills on time and never had a problem with credit.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446339
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	14.06%	Starting borrower rate/APR:	15.06% / 17.23%	Starting monthly payment:	$173.47

Auction yield range:	14.06% - 14.06%	Estimated loss impact:	14.60%
Lender servicing fee:	1.00%	Estimated return:	-0.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1990	Debt/Income ratio:	9%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	3 / 3	Length of status:	6y 8m
Credit score:	640-659 (Jan-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$2,653	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	51%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	reliable-truth5	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to pay off small credit cards
Purpose of loan:
This loan will be used to? pay off a couple credit cards with high interest.

My financial situation:
I am a good candidate for this loan because? I have a steady and secure job and I am dependable. Up until a couple years ago, my credit was outstanding, but I went through a rough divorce and didn't come out of it looking too good in the finance category. My bills are always paid and on time.

Monthly net income: $ 3250.00 aprox.

Monthly expenses: $ 1570.00 aprox.
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 446341
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.24%	Starting borrower rate/APR:	31.24% / 33.64%	Starting monthly payment:	$215.67

Auction yield range:	11.06% - 30.24%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2005	Debt/Income ratio:	11%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-10):	4	Current / open credit lines:	6 / 5	Length of status:	0y 6m
Credit score:	740-759 (Feb-2010)	Total credit lines:	8	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	a-principal-student	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Time to get reliable transportation
Purpose of loan:
Information in the Description is not verified.